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                                                                  EXHIBIT 23.1


                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8, relating to The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1996 Restatement), of our report dated February 26, 1996, except for paragraph 11 in Note 1 and Note 9, as to which the date if March 18, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Limited, Inc. and subsidiaries as of February 3, 1996 and January 28, 1995, and for the fiscal years ended February 3, 1996, January 28, 1995 and January 29, 1994, which report was included in The Limited, Inc. Annual Report on Form 10-K for the year ended February 3, 1996.


                                        /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

Columbus, Ohio
May 15, 1996